UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2020

CONVERSION LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55857	76-0238453
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

800 Third Avenue, Suite 2800, New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 351-5907

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

As previsouly reported, on November 3, 2020, the Company consummated an initial closing of a private placement offering (the “Offering”), whereby pursuant to the securities purchase agreement (the “Purchase Agreement”) entered into by the Company and certain accredited investors on October 30, 2020 (each an “Investor” and collectively, the “Investors”) the Company sold to such Investors an aggregate of 3,044,529 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for an aggregate purchase price of $14,461,513 (the “Purchase Price”). The Purchase Price was funded on November 3, 2020 (the “Closing Date”) and resulted in net proceeds to the Company of approximately $13.2 million.

Beginning May 21, 2020 through May 27, 2020 the Company, issued convertible promissory notes (the “May 2020 Notes”) to five (5) accredited investors (each a “May 2020 Investor”, and collectively, the “May 2020 Investors”). The aggregate principal amount of the May 2020 Notes is $1,000,000 for which the Company received gross proceeds of $1,000,000. The May 2020 Notes may be converted into shares of the Company’s common stock at any time following the date of issuance at a conversion price of $2.50 per share, subject to adjustment. During the week ended November 6, 2020, all accredited investors agreed to convert the May 2020 Notes (the “Note Conversions”) pursuant to the terms therein.

As a result of the Offering and the Note Conversions described above, the Company’s stockholders’ equity (deficit) increased from a deficit of approximately $8.0 million to stockholders’ equity of approximately $6.3 million as of September 30, 2020, on a pro forma basis. In connection with the foregoing, an unaudited condensed consolidated pro forma balance sheet of the Company as of September 30, 2020 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The attached unaudited condensed consolidated pro forma financial information does not necessarily reflect the financial position or results of operations that would have actually resulted had the Offering occurred as of the date indicated, nor should it be taken as necessarily indicative of the future financial position or results of operations of the Company.

The unaudited condensed consolidated pro forma financial information should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 30, 2020 (the “Form 10-K”) and the unaudited condensed consolidated September 30, 2020 Form 10-Q filed on November 16, 2020. The unaudited condensed consolidated pro forma financial information gives effect to the Offering as if it had occurred as of September 30, 2020 for the purposes of the unaudited consolidated pro forma balance sheet.

The pro forma financial information is subject to risks and uncertainties, including those discussed in the Form 10-K and the Company’s Quarterly Report on Form 10-Q under the caption “Risk Factors”..

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1*	Unaudited condensed consolidated pro forma balance sheet of the Company as of September 30, 2020

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERSION LABS, INC.

By:	/s/ Justin Schreiber
Justin Schreiber
Chief Executive Officer

November 17, 2020

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